CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-280898 on Form S-6 of our report dated September 23, 2024, relating to the financial statement of FT 11668, comprising Vest Enhanced Large Cap Buffered 15 Portfolio, Series 19, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 23, 2024